Exhibit 10.2

FOURTH AMENDMENT
TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of July 11, 2007, is entered into by and among HERCULES INCORPORATED, a Delaware corporation (the “Company”), the Guarantors signatory hereto, the Lenders signatory hereto, CREDIT SUISSE, CAYMAN ISLANDS BRANCH (formerly known as Credit Suisse First Boston, acting through its Cayman Islands Branch), as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent and Issuing Lender (together with the Administrative Agent, the “Agents”).

RECITALS

A.           The Company, the Guarantors, the Lenders and the Agents are party to that certain Amended and Restated Credit Agreement dated as of April 8, 2004 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of August 12, 2004, that certain Second Amendment to Amended and Restated Credit Agreement dated as of June 29, 2005, that certain Third Amendment to Amended and Restated Credit Agreement dated as of March 2, 2006 and as further amended, restated, modified or supplemented, the “Existing Credit Agreement”).  Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

B.           The Company has requested certain modifications to the Existing Credit Agreement.

C.           Such modifications require the consent of the Required Lenders.

D.           The Required Lenders have consented to the requested modifications on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.           AMENDMENTS TO EXISTING CREDIT AGREEMENT

Subject to the satisfaction of the conditions precedent set forth in Section 4 of Article II hereof, from and after the Fourth Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended in the following respects:

1.           Section 5.1(l) of the Existing Credit Agreement is hereby amended by deleting the first parenthetical therein in its entirety and replacing it with the following:

“(other than a Receivables Financing SPC, a Preferred Stock SPC or the R&D Joint Venture or as otherwise agreed to by the Administrative Agent)”

2.           Section 5.2(b)(iii) of the Existing Credit Agreement is hereby amended by (i) inserting “or” immediately prior to the reference to clause (B), (ii) deleting “or” immediately prior to the reference to clause (C), (iii) deleting clause (C) in its entirety and (iv) replacing clause (C) with the following:

“and except (C) so long as no Default or Event of Default then exists or would result therefrom, any other sale, lease or disposition of assets as long as (x) at least 85% of the consideration received by the Company and/or its Subsidiaries in connection with each such transaction shall be in cash or Cash Equivalents and (y) the Company uses the Net Cash Proceeds thereof to make Eligible Reinvestments or prepay the Loans in accordance with Section 2.6(b)(iii) hereof.”

3.           Section 5.2(d)(iii) of the Existing Credit Agreement is hereby amended by deleting the reference to “$100,000,000” set forth in the grid contained therein and replacing it with a reference to “$150,000,000”.

4.           Section 5.2(f)(viii) of the Existing Credit Agreement is hereby amended by deleting the reference to “$50,000,000” set forth therein and replacing it with a reference to “$150,000,000”.

5.           Section 5.2(j)(ii) of the Existing Credit Agreement is hereby amended by deleting clause (ii) in its entirety and replacing it with the following:

“(ii) the Company may make cash dividends on the Company’s common stock and/or repurchase shares of its common stock, in an aggregate amount not to exceed $100,000,000 in any fiscal year of the Company”

6.           Section 7 of the Existing Credit Agreement is hereby amended by inserting the following definition in the appropriate alphabetical order:

“R&D Joint Venture”: H2H Innovations, LLC, a joint venture organized as a Delaware limited liability company and created for purposes of research and development, in which the Company owns a 51% interest.”

7.           The Schedules to the Existing Credit Agreement are hereby amended by replacing each of Schedule 1.13 and Schedule 1.19 with the corresponding Schedule attached hereto as Exhibit A and Exhibit B, respectively.

II.           MISCELLANEOUS

1.           Representations and Warranties.  Each of the Credit Parties represents and warrants to the Lenders and the Administrative Agent as follows:

(i)	It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(ii)
This Amendment has been duly executed and delivered by such Credit Party and constitutes such Credit Party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited (x) by general principles of equity and conflicts of laws (whether enforcement is sought by proceedings in equity or at law) or (y) by bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement, of creditors' rights.

(iii)
No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Credit Party of this Amendment (except for those which have been obtained on or prior to the Fourth Amendment Effective Date).

(iv)
The execution and delivery of this Amendment does not diminish or reduce its obligations under the Credit Documents (including, without limitation, in the case of each Guarantor, such Guarantor’s guaranty pursuant to Section 3A of the Existing Credit Agreement) in any manner, except as specifically set forth herein.

(v)
Such Credit Party has no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of its obligations thereunder, or if such Credit Party has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Required Lenders’ and the Term B Lenders’ execution and delivery of this Amendment.

(vi)
The representations and warranties of the Credit Parties set forth in Section 1 of the Existing Credit Agreement are true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date) and all of the provisions of the Credit Documents, except as amended hereby, are in full force and effect.

(vii)
Subsequent to the execution and delivery of this Amendment and after giving effect hereto, no unwaived event has occurred and is continuing on the date hereof which constitutes a Default or an Event of Default.

2.           Reaffirmations.  Each Credit Party affirms the liens and security interests created and granted by it in the Credit Documents (including, but not limited to, the Security Agreement and the Mortgages) and agrees that this Amendment shall in no manner adversely affect or impair such liens and security interests.

3.           Effect of Amendment.  Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Credit Documents shall remain unchanged and in full force and effect.  The Credit Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of or otherwise in connection with the Credit Documents are hereby amended so that any reference to the Existing Credit Agreement shall mean a reference to the Existing Credit Agreement as amended hereby.

4.           Conditions Precedent.   This Amendment shall become effective as of the date first above written (the “Fourth Amendment Effective Date”) when, and only when, each of the following conditions shall have been satisfied (it being understood that the satisfaction of one or more of the following conditions may occur concurrently with the effectiveness of this Amendment):

   (a)           Execution of Counterparts of Amendment.  The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of the Company, each of the Guarantors and the Required Lenders.

(b)           Fees and Expenses.  The payment by the Company to the Agents (or their Affiliates) of (i) an amendment fee for the benefit of each Lender who delivers to the Agent a signature page to this Amendment on or before 5:00 p.m. Eastern time on July 10, 2007 equal to 5.0 basis points on such Lender’s Revolving Commitment and such Lender’s portion of the outstanding principal amount of the Term B Loan and (ii) all other fees and expenses relating to this Amendment and the Existing Credit Agreement which are due and payable on the Fourth Amendment Effective Date, including, without limitation, payment by the Company on the date hereof of all out-of-pocket costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment, including without limitation the fees and expenses of Moore & Van Allen PLLC, special counsel to the Agents.

5.           Construction.  This Amendment is a Credit Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement as amended hereby.

6.           Counterparts.  This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

7.           GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

8.           Binding Effect.  This Amendment, the Existing Credit Agreement as amended hereby and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. Except as expressly modified and amended in this Amendment, all the terms, provisions and conditions of the Credit Documents shall remain unchanged and shall continue in full force and effect.

9.           Severability.   If any provision of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:                                                                HERCULES INCORPORATED,
a Delaware corporation

  By: /s/ Stuart C. Shears
  Name: Stuart C. Shears
Title: Vice President and Treasurer

GUARANTORS:                                                  AQUALON COMPANY,
a Delaware general partnership
EAST BAY REALTY SERVICES, INC.,
a Delaware corporation
HERCULES COUNTRY CLUB, INC.,
a Delaware corporation
HERCULES EURO HOLDINGS, LLC,
a Delaware limited liability company
HERCULES FINANCE COMPANY,
a Delaware general partnership
HERCULES FLAVOR, INC.,
 a Delaware corporation
HERCULES HYDROCARBON HOLDINGS, INC.,
a Delaware corporation
HERCULES INTERNATIONAL LIMITED, LLC,
a Delaware limited liability company
HERCULES PAPER HOLDINGS, INC.,
a Delaware corporation
WSP, INC.,
a Delaware corporation

By: /s/ Stuart C. Shears
Name: Stuart C. Shears
Title: Authorized Representative
for each of the foregoing Guarantors

ADMINISTRATIVE AGENT
AND LENDER:	CREDIT SUISSE, CAYMAN ISLANDS BRANCH (formerly known as Credit Suisse First Boston, acting through its Cayman Islands Branch), in its capacity as Administrative Agent, Collateral Agent and Lender

By: /s/ Thomas Cantello
Name: Thomas Cantello
Title: Director

By: /s/ Shaheen Malik
Name: Shaheen Malik
Title: Associate

LENDERS:                                                                    WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/ C. Jeffery Seaton
Name: C. Jeffrey Seaton
Title: Managing Director

____________________________________
[Name of Institution or Fund]

By:
Name:
Title: